Exhibit 99.1

 PRESS RELEASE – FOR IMMEDIATE RELEASE

Omega Announces Exchange Offer for $400 Million of
its 4.950% Senior Notes DUE 2024

HUNT VALLEY, MARYLAND – August 26, 2014 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced the commencement of an offer to exchange $400 million of its 4.950% Senior Notes due 2024 that have been registered under the Securities Act of 1933 (the “Exchange Notes”) for $400 million of its outstanding 4.950% Senior Notes due 2024, which were issued on March 11, 2014 in a private placement (the “Initial Notes”). The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated August 26, 2014, and the related letter of transmittal.

The Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes will be registered under the Securities Act of 1933 and the provisions of the Initial Notes relating to transfer restrictions, registration rights and additional interest will not apply to the Exchange Notes.

The exchange offer is limited to holders of the 4.950% Senior Notes due 2024 issued on March 11, 2014. The exchange offer is scheduled to expire at 5:00 p.m. Eastern Time on October 9, 2014, unless extended. Initial Notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by following the procedures set forth in the exchange offer prospectus and the related letter of transmittal.

Copies of the prospectus and the related letter of transmittal may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. The address, email, telephone and facsimile number of U.S. Bank National Association are as follows:

	By Hand, Overnight Mail, Courier, or Registered or Certified Mail:	By Facsimile:	For Information or Confirmation by Telephone:

	U.S. Bank National Association Corporate Trust Services 111 Fillmore Ave E. Mail Station EP-MN-WS2N St. Paul, MN 55107 Attention: Specialty Finance Group Reference: Omega Healthcare Investors, Inc.	(651)-466-7402 Attention: Specialty Finance Group Reference: Omega Healthcare Investors, Inc.	1-800-934-6802

200 International Circle Suite 3500 Hunt Valley, MD 21030 Phone: 410-427-1700 Fax: 410-427-8800

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Omega Healthcare Investors, Inc. is a real estate investment trust investing in and providing financing to the long-term care industry. At June 30, 2014, Omega owned or held mortgages on 563 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 63,733 licensed beds (61,353 available beds) located in 37 states and operated by 49 third-party healthcare operating companies. In addition, Omega has one facility currently held for sale.

FOR FURTHER INFORMATION, CONTACT

Bob Stephenson, CFO at (410) 427-1700

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega's properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega's mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega's ability to maintain its status as a real estate investment trust; and (ix) other factors identified in Omega's filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.